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                                                                    EXHIBIT 4.01

                               DESIGN2DEPLOY, INC.

                                 2000 STOCK PLAN

                           (Effective August 21, 2000)

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                               DESIGN2DEPLOY, INC.

                                 2000 STOCK PLAN

                           (EFFECTIVE AUGUST 21, 2000)

                                TABLE OF CONTENTS

1.    Purpose...............................................................   1

2.    Definitions...........................................................   1

3.    Administration........................................................   4

      3.1  Committees of the Board..........................................   4

      3.2  Committee Procedures.............................................   5

      3.3  Authority of the Committee.......................................   5

      3.4  Committee Liability..............................................   5

4.    Eligibility...........................................................   5

5.    Stock Subject to Plan.................................................   5

      5.1  Basic Limitation.................................................   5

      5.2  Additional Shares................................................   6

6.    Terms and Conditions of Grants........................................   6

      6.1  Form and Amount of Stock Grant...................................   6

      6.2  Stock Grant Agreement............................................   6

      6.3  Exercisability...................................................   6

      6.4  Vesting..........................................................   6

      6.5  Duration of Stock Grant..........................................   6

      6.6  Purchase Price...................................................   6

      6.7  Effect of Change in Control......................................   7

      6.8  Rights as Stockholder............................................   7

7.    Terms and Conditions of Options.......................................   7

      7.1  Stock Option Agreement...........................................   7

      7.2  Number of Shares; Nature of Option...............................   7

      7.3  Purchase Price...................................................   7

      7.4  Exercisability...................................................   8

      7.5  Vesting..........................................................   8

      7.6  Early Exercise...................................................   8

      7.7  Effect of Change in Control......................................   8

      7.8  Term.............................................................   8

      7.9  Exercise of Options on Termination of Service....................   8

      7.10 No Rights as Stockholder.........................................   9

      7.11 Modification, Extension and Assumption of Options................   9

8.    Forms of Payment......................................................   9

      8.1  General Rule.....................................................   9

      8.2  Surrender of Stock...............................................   9

      8.3  Promissory Notes.................................................   9

      8.4  Cashless Exercise................................................   9

      8.5  Other Forms of Payment...........................................   9

9.    Adjustments upon Changes in Common Stock..............................  10

      9.1  General..........................................................  10

      9.2  Merger, Consolidation or Other Reorganization....................  10

      9.3  Reservation of Rights............................................  10

10.   Withholding Taxes.....................................................  11

      10.1 General..........................................................  11

      10.2 Stock Withholding................................................  11

      10.3 Cashless Exercise/Pledge.........................................  11

      10.4 Other Forms of Payment...........................................  11

11.   Legal Requirements....................................................  11

      11.1 Restrictions on Issuance.........................................  11

      11.2 Restrictions on Transfer.........................................  11

      11.3 Financial Reports................................................  11

12.   Assignment or Transfer of Awards......................................  12

      12.1 General..........................................................  12

      12.2 Trusts...........................................................  12

13.   No Employment Rights..................................................  12

14.   Duration and Amendments...............................................  12

      14.1 Term of the Plan.................................................  12

      14.2 Right to Amend or Terminate the Plan.............................  12

      14.3 Effect of Amendment or Termination...............................  13

15.   Execution.............................................................  13

                               DESIGN2DEPLOY, INC.

                                 2000 STOCK PLAN

1. PURPOSE. The purpose of the Plan is to offer selected employees, directors and consultants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, to encourage such persons to remain in the employ of the Company and to attract new employees with outstanding qualifications. The Plan seeks to achieve this purpose by providing for the direct grant or sale of Shares of the Company's Stock and for the grant of Options to purchase Shares of the Company's Stock. Options granted under the Plan may include Nonstatutory Stock Options as well as Incentive Stock Options intended to qualify under Section 422 of the Code. While this Plan is intended to satisfy Rule 701 under the Securities Act and Section 25102(o) of the Corporations Code, Options may be granted and Shares may be awarded or sold under this Plan in reliance upon other federal and state securities law exemptions and to the extent another exemption is relied upon, the terms of this Plan which are required only because of Rule 701 or Section 25102(o) need not apply to the extent provided by the Board in the award agreement.

2. DEFINITIONS. The following terms shall have the meanings set forth in this Section 2.

                  "BOARD" shall mean the Board of Directors of the Company, as constituted from time to time.

                  "CAUSE" shall mean the reasons for terminating a Key Contributor's Service, as set forth in a Stock Option Agreement or Stock Acquisition Agreement between the Company and such Key Contributor.

                  "CHANGE IN CONTROL" shall mean:

         (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; or

         (ii) Any transaction (other than an issuance of shares by the Company for cash) in or by means of which one or more persons acting in concert acquire, in the aggregate, more than 50% of the combined voting power of Company's outstanding equity securities; or

         (iii) The sale, transfer or other disposition of all or substantially all of the Company's assets; or

         (iv) Any other event determined by the Board to constitute a Change in Control for purposes of the Plan.

A transaction shall not constitute a Change in Control if: (a) its sole purpose is to change the state of the Company's incorporation; (b) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction; or (c) it constitutes the Company's initial public offering of its securities.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  "COMMITTEE" shall mean a committee consisting of one or more members of the Board that is appointed by the Board to administer the Plan under
Section 3.

                  "COMMON-LAW EMPLOYEE" shall mean an individual paid from W-2 Payroll of the Company or a Subsidiary. If, during any period, the Company (or a Subsidiary, as applicable) has not treated an individual as a Common-Law Employee and, for that reason, has not paid such individual in a manner which results in the issuance of a Form W-2 and withheld taxes with respect to him or her, then that individual shall not be an eligible Common-Law Employee for that period, even if any person, court or government agency determines, retroactively, that such individual is or was a Common-Law Employee during all or any portion of that period.

                  "COMPANY" shall mean Design2Deploy, Inc., a Delaware corporation.

                  "CONSULTANT" shall mean an individual who performs bona fide Service other than as a Common-Law Employee, a member of the Board, or a member of the board of directors of a Subsidiary.

                  "CORPORATIONS CODE" shall mean the California Corporations
Code.

                  "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934, as amended.

                  "FAIR MARKET VALUE" shall mean the determination of the market price of Shares of the Company's Stock made by the Board, which in all cases shall be conclusive and binding on all persons in accordance with the following guidelines:

         (i) If the Shares are traded over-the-counter on the Valuation Date but are not traded on the Nasdaq Stock Market or the Nasdaq National Market System, the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for the Valuation Date by the principal automated inter-dealer quotation system on which the Shares are quoted or, if the Shares are not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

         (ii) If the Shares are traded over-the-counter on the Valuation Date and are traded on the Nasdaq Stock Market or the Nasdaq National Market System, the Fair Market Value shall be equal to the last-transaction price quoted for the Valuation Date by the Nasdaq Stock Market or the Nasdaq National Market;

         (iii) If the Shares are traded on a stock exchange on the Valuation Date, the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for the Valuation Date; and

         (iv) If none of the foregoing provisions is applicable, the Fair Market Value shall be the determination by the Board in good faith on such basis as it deems appropriate.

                  "GRANTEE" shall mean the holder of a Stock Grant.

                  "INCENTIVE STOCK OPTION" shall mean an incentive stock option described in Section 422(b) of the Code.

                  "KEY CONTRIBUTOR" shall mean: (i) an individual who is a Common-Law Employee of the Company, a Parent or a Subsidiary; (ii) a member of the Board, including (without limitation) a Non-Employee Director, or an affiliate of a member of the Board; (iii) a member of the board of directors of a Subsidiary; or (iv) a Consultant.

                  "NON-EMPLOYEE DIRECTOR" shall mean a member of the Board who is not a Common-Law Employee of the Company or a Subsidiary and who is otherwise not disqualified from being a "non-employee director," as set forth in Rule 16b-3 promulgated under the Exchange Act.

                  "NONSTATUTORY STOCK OPTION" shall mean a stock option that is not an Incentive Stock Option.

                  "OPTION" shall mean an Incentive Stock Option or Nonstatutory Stock Option granted under the Plan entitling the holder to purchase Shares.

                  "OPTIONEE" shall mean holder of an Option.

                  "PARENT" shall have the meaning set forth in Section 424(e) of the Code.

                  "PARTICIPANT" shall mean an individual or estate that holds an Option or Stock Grant.

                  "PLAN" shall mean this 2000 Stock Plan of Design2Deploy, Inc.

                  "PURCHASE PRICE" shall mean the consideration for which one Share may be acquired under the Plan.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SHARE" shall mean one share of Stock, as adjusted in accordance with Section 9 of the Plan.

                  "SERVICE" shall mean service as a Key Contributor.

                  "STOCK" shall mean the Company's common stock.

                  "STOCK ACQUISITION AGREEMENT" shall mean the agreement between the Company and a person who acquires Shares under the Plan whether pursuant to an Option or a Stock Grant.

                  "STOCK GRANT" shall mean a right to acquire Shares under the Plan other than by the exercise of an Option.

                  "STOCK GRANT AGREEMENT" shall mean the agreement between the Company and a Grantee that contains the terms, conditions and restrictions pertaining to a Stock Grant.

                  "STOCK OPTION AGREEMENT" shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to an Option.

                  "SUBSIDIARY" shall have the meaning set forth in Section 424(f) of the Code.

                  "TEN PERCENT STOCKHOLDER" shall mean an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied and "outstanding stock" shall include all stock actually issued and outstanding immediately after granting of an Option or Stock Grant, but shall not include Shares authorized for issuance under outstanding Options held by a Key Contributor or by any other person.

                  "TOTAL AND PERMANENT DISABILITY" shall mean a Key Contributor's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

                  "VALUATION DATE" shall mean the date on which the Fair Market Value of Shares is determined.

                  "W-2 PAYROLL" shall mean the mechanism or procedure the Company or a Subsidiary utilizes to pay any individual which results in the issuance of Internal Revenue Service Form W-2 to the individual. "W-2 Payroll" does not include any mechanism or procedure which results in the issuance of any Internal Revenue Service form other than Form W-2 to an individual, including, but not limited to, Form 1099. Whether a mechanism or procedure constitutes "W-2 Payroll" shall be determined in the absolute discretion of the Company (or Subsidiary, as applicable), and such determination shall be conclusive and binding on all persons.

3.       ADMINISTRATION.

         3.1 COMMITTEES OF THE BOARD. The Plan shall be administered by the Board (which, in the absence of a specific designation of a committee, shall be the Committee); however, any or all administrative functions otherwise exercisable by the Board may be delegated to a Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee. If a Committee has been appointed, any reference to the Board in the Plan shall be construed as a reference to the Committee to whom the Board has assigned a particular function. If the Company's Stock becomes publicly traded, the Board may appoint a Committee which, if appointed, shall be comprised solely of two or more Non-Employee Directors (although Committee functions may be delegated to officers to the extent the Options or Stock Grants are made to persons who are not subject to the reporting requirements of Section 16 of the Exchange Act).

         3.2 COMMITTEE PROCEDURES. The Board shall designate one of the members of the Committee as chairperson. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

         3.3 AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. The Committee has authority to determine, in its sole discretion, to whom, and the time or times at which, Options or Stock Grants may be made and the number of Shares subject to each Option or Stock Grant. The Committee has authority to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for Plan administration. All decisions, interpretations and other actions of the Committee shall be final, conclusive and binding on all parties who have an interest in the Plan or any Option or Shares issued thereunder.

         3.4 COMMITTEE LIABILITY. No member of the Board or the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award made under the Plan.

4. ELIGIBILITY. Only Key Contributors shall be eligible for designation as Participants by the Board. In addition, only individuals who are Common-Law Employees shall be eligible for the grant of Incentive Stock Options.

5.       STOCK SUBJECT TO PLAN.

         5.1 BASIC LIMITATION. The Shares issuable under the Plan shall be authorized but unissued or reacquired Shares of Stock. The maximum number of Shares which may be issued under the Plan shall not exceed 1,809,740 Shares, subject to adjustment pursuant to Section 10. In any event, (i) the number of Shares subject to Options or Stock Grants outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan; and (ii) to the extent an award is made in reliance upon the exemption available under Section 25102(o) of the Corporations Code, the number of Shares subject to Options or Stock Grants outstanding at any time under the Plan (together with other shares of Stock that must be aggregated for this purpose) shall not exceed the limitation imposed by Section 260.140.45 of Title 10 of the California Code of Regulations or Section 25102(o) of the Corporations Code. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. The number of Shares that may be issued or transferred to any Key Contributor during any twelve (12) month period pursuant to any Options or Stock Grants (in the aggregate) shall not exceed one million (1,000,000) Shares.

         5.2 ADDITIONAL SHARES. If any outstanding Option or Stock Grant expires or is canceled, forfeited or otherwise terminated, the Shares allocable to the unexercised portion of such Option or Stock Grant shall again be available for issuance under the Plan. If Shares issued under the Plan are reacquired by the Company pursuant to any right of repurchase or right of first refusal, such Shares shall again be available for issuance under the Plan, except that the aggregate number of Shares that may be issued upon the exercise of Incentive Stock Options shall in no event exceed the number of Shares reserved for issuance pursuant to Section 5.1 plus the number of Shares that revert to the Plan pursuant to the first sentence of this Section 5.2, as adjusted pursuant to Section 9.

6.       TERMS AND CONDITIONS OF GRANTS.

         6.1 FORM AND AMOUNT OF STOCK GRANT. Each Stock Grant shall specify the number of Shares that are subject to the Stock Grant. A Stock Grant may be awarded in combination with a Nonstatutory Stock Option and such a Stock Grant may provide that the Shares subject to the Stock Grant will be forfeited in the event that the related Nonstatutory Stock Option is exercised.

         6.2 STOCK GRANT AGREEMENT. Each Stock Grant shall be evidenced by a Stock Grant Agreement between the Grantee and the Company. Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan as the Board deems appropriate for inclusion in a Stock Acquisition Agreement. The provisions of the various Stock Grant Agreements entered into under the Plan need not be identical.

         6.3 EXERCISABILITY. Each Stock Acquisition Agreement shall specify the conditions upon which the Stock Grant shall become exercisable, if applicable, which shall be determined by the Board in its sole discretion. If required by applicable law, however, including the Corporations Code or the regulations thereunder, each Stock Grant shall become exercisable no less rapidly than the rate of 20% per year for each of the first five (5) years from the date of the Stock Grant.

         6.4 VESTING. Each Stock Grant shall specify the conditions upon which the Grantee's rights in the Shares subject to the Stock Grant shall vest, which shall be determined by the Board in its sole discretion. If required by applicable law, however, including the Corporations Code or the regulations thereunder, the Shares subject to each Stock Grant shall vest no less rapidly than the rate of 20% per year for each of the first five (5) years from the date of the Stock Grant.

         6.5 DURATION OF STOCK GRANT. Any Stock Grant shall automatically expire thirty (30) days after the Stock Grant is communicated in writing to the Grantee if the Grantee does not, within such thirty (30) day period, accept the Stock Grant by signing the Stock Grant Agreement.

         6.6 PURCHASE PRICE. The Purchase Price of Shares offered under a Stock Grant shall be established by the Board and set forth in the Stock Grant Agreement. To the extent required by applicable law, including the Corporations Code or the regulations thereunder, the Purchase Price shall not be less than 85% of Fair Market Value (100% for Ten Percent Stockholders). In no event will the Purchase Price be less than the par value of a Share. The Purchase Price shall be payable in a form described in Section 8 or, in the discretion of the Board, in consideration for past services rendered to the Company or for its benefit.

         6.7 EFFECT OF CHANGE IN CONTROL. The Board may determine at the time of making a Stock Grant or thereafter, that upon a Change in Control such Stock Grant shall become exercisable as to all or a portion of the Shares subject to the Stock Grant or that the vesting of a Grantee's rights in all or a portion of the Shares subject to such Stock Grant shall be accelerated.

         6.8 RIGHTS AS STOCKHOLDER. Holders of Shares acquired under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Stock Grant, however, may require that the holder of Shares acquired under such Stock Grant invest any cash dividends received in additional Shares. Such additional Shares shall be subject to the same conditions and restrictions as the Shares with respect to which the dividends were paid. Such additional Shares shall not reduce the number of Shares available for issuance under the Plan.

7.       TERMS AND CONDITIONS OF OPTIONS.

         7.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Board deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

         7.2 NUMBER OF SHARES; NATURE OF OPTION. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number of Shares in accordance with
Section 9. The Stock Option Agreement shall also specify whether the Option is an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 7.2, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

         7.3 PURCHASE PRICE. The Purchase Price of Shares subject to an Option shall be established by the Board and set forth in a Stock Option Agreement. The Purchase Price of Shares subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value (110% for Ten Percent Stockholders) on the date the Option is granted. If required by applicable law, including the Corporations Code or the regulations thereunder, the Purchase Price of Shares subject to a Nonstatutory Stock Option shall not be less than 85% of the Fair Market Value (110% for Ten Percent Stockholders) on the date the Option is granted. In no event shall the Purchase Price be less than the par value of a Share. The Purchase Price shall be payable in a form described in Section 8. Notwithstanding the foregoing, an Option may be granted with a Purchase Price lower than that prescribed in this Section 7.3 if the Option grant is attributable to the issuance or assumption of an option in a transaction to which Section 424(a) of the Code applies.

         7.4 EXERCISABILITY. Each Stock Option Agreement shall specify the date when the Option becomes exercisable, which shall be determined by the Board in its sole discretion. If required by applicable law, however, including the Corporations Code or the regulations thereunder, Options granted to Key Contributors who are not officers shall become exercisable no less rapidly than the rate of 20% per year for each of the first five (5) years from the date the Option is granted.

         7.5 VESTING. Each Stock Option Agreement shall specify the date or events upon which the Optionee's rights in the Shares subject to the Option shall vest, which shall be determined by the Board in its sole discretion. If required by applicable law, however, including the Corporations Code or the regulations thereunder, Shares subject to Options granted to Key Contributors who are not officers shall vest no less rapidly than the rate of 20% per year for each of the first five (5) years from the date the Option is granted.

         7.6 EARLY EXERCISE. A Stock Option Agreement may permit an Optionee to exercise an Option before it is vested (i.e., make an "early exercise"), subject to the Company's right to repurchase Shares acquired under the Option. The Company's right to repurchase Shares shall lapse at the same rate as the Optionee's rights in the Shares would have vested in accordance with
Section 7.5 had there been no early exercise. If required by applicable law, including the Corporations Code or the regulations thereunder, the Company's right to repurchase Shares may be exercised only within ninety (90) days after the later of (i) the termination of the Optionee's Service or (ii) the date of exercise of the Option, and in any event for cash or for cancellation of indebtedness incurred in purchasing the Shares.

         7.7 EFFECT OF CHANGE IN CONTROL. The Board may determine, at the time of granting an Option or thereafter, that upon a Change in Control such Option shall become exercisable as to all or a portion of the Shares subject to the Option or that the vesting of an Optionee's rights in all or a portion of the Shares subject to such Option shall be accelerated.

         7.8 TERM. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed ten (10) years from the date of grant or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five
(5) years from the date of grant. Subject to the preceding sentence, the Board in its sole discretion, shall determine when an Option will expire.

         7.9 EXERCISE OF OPTIONS ON TERMINATION OF SERVICE. Each Option shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee's Service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Optionees, and may reflect distinctions based on the reasons for termination of Service. If required by applicable law, however, including the Corporations Code or the regulations thereunder, each Stock Option Agreement shall provide the Optionee with the right to exercise the Option following the Optionee's termination of Service during the Option term (x) for at least thirty (30) days if termination of Service is due to any reason other than Cause, death or Total and Permanent Disability, and (y) for at least six (6) months after termination of Service if due to death or Total and Permanent Disability.

         7.10 NO RIGHTS AS STOCKHOLDER. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares subject to an Option until such person becomes entitled to receive such Shares by delivering to the Company a signed Stock Acquisition Agreement and paying the Purchase Price pursuant to the terms of such Option.

         7.11 MODIFICATION, EXTENSION AND ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Board may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Purchase Price. The foregoing notwithstanding and except as set forth in Section 9.2, no modification of an Option shall, without the consent of the Optionee, impair the Optionee's rights or increase the Optionee's obligations under such Option.

8.       FORMS OF PAYMENT.

         8.1 GENERAL RULE. Except as otherwise provided in this Section 8, the entire Purchase Price shall be payable in cash or cash equivalents acceptable to the Company at the time of purchase.

         8.2 SURRENDER OF STOCK. To the extent that a Stock Option Agreement or Stock Grant Agreement so provides, payment may be made wholly or in part with Stock that has already been owned by the Optionee or Grantee, or the representative of either, for such time period as may be specified by the Board and that is surrendered to the Company in good form for transfer. Such Stock shall be valued at Fair Market Value on the date when the new Shares are acquired under the Plan.

         8.3 PROMISSORY NOTES. To the extent that a Stock Option Agreement or Stock Grant Agreement so provides, payment may be made wholly or in part with a full recourse promissory note executed by the Optionee or Grantee. The interest rate and other terms and conditions of such note shall be determined by the Board. The Board may require that the Optionee or Grantee pledge Shares to the Company for the purpose of securing payment of such note. In no event shall the stock certificate(s) representing such Shares be released to the Optionee or Grantee until such note is paid in full, unless otherwise provided in the Stock Option Agreement, Stock Grant Agreement or Stock Acquisition Agreement.

         8.4 CASHLESS EXERCISE. To the extent provided in a Stock Option Agreement or Stock Grant Agreement, if a public market for the Stock exists, payment may be made by delivery (on a form acceptable to the Board) of an irrevocable direction to a securities broker to sell Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Purchase Price.

         8.5 OTHER FORMS OF PAYMENT. To the extent provided in a Stock Option Agreement or Stock Grant Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

9.       ADJUSTMENTS UPON CHANGES IN COMMON STOCK.

         9.1 GENERAL. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Stock, a combination or consolidation of the outstanding Stock into a lesser number of shares, a recapitalization, a reclassification of the outstanding Stock or such other event as the Board may determine necessitates an adjustment be made, the Board shall make appropriate adjustments, subject to the limitations set forth in
Section 9.3, in one or more of (i) the number of Shares of Stock available for future grants of Options or Stock Grants, (ii) the number of Shares of Stock covered by each outstanding Option or Stock Grant or (iii) the Purchase Price of each outstanding Option or Stock Grant.

         9.2 MERGER, CONSOLIDATION OR OTHER REORGANIZATION. If the Company is a party to a merger, consolidation or other corporate reorganization, outstanding unexercised Options shall be subject to the terms and conditions of the agreement between the Company and the other party to such merger, consolidation or reorganization and such Options may be assumed, substituted, modified or cancelled, without the consent of any Optionee, as the Board, in its sole discretion, may determine. By way of example only, and not in limitation of the Board's authority, any such agreement may provide for any of the following:

                  (i) The continuation of such outstanding Options by the Company (if the Company is the surviving corporation); or

                  (ii) The assumption of the Plan and such outstanding Options by the surviving corporation or its parent; or

                  (iii) The substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding Options; or

                  (iv) The cancellation of such outstanding Options without payment of any consideration (with or without the acceleration of exercisability and/or vesting of such Options).

         9.3 RESERVATION OF RIGHTS. Except as set forth in Section 9.1, an Optionee or Grantee shall have no rights by reason of (i) any subdivision or consolidation of shares of Company stock of any class, (ii) the payment of any dividend by the Company, or (iii) any other increase or decrease in the number of shares of Company stock of any class. Except as set forth in Section 9.1, any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Option, the number of Shares subject to any Stock Grant and/or the Purchase Price under any Option or Stock Grant. The grant of an Option or a Stock Grant pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or reorganize or to dissolve or liquidate or sell, transfer or otherwise dispose of all or any part of its business, assets or securities.

10.      WITHHOLDING TAXES.

         10.1 GENERAL. To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Committee for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

         10.2 STOCK WITHHOLDING. The Committee may permit a Participant to satisfy all or part of the withholding or income tax obligations by having the Company withhold all or a portion of any Shares of Stock that otherwise would be issued or by surrendering all or a portion of any Shares of Stock previously acquired. Shares of Stock that are withheld or surrendered pursuant to this
Section 10 shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares of Stock to the Company may be subject to restrictions, including any restrictions required by rules of any federal or state regulatory body or other authority.

         10.3 CASHLESS EXERCISE/PLEDGE. The Committee may provide that if Company Shares of Stock are publicly traded at the time of exercise, arrangements may be made to meet the Optionee's withholding obligation by cashless exercise or pledge.

         10.4 OTHER FORMS OF PAYMENT. The Committee may permit such other means of tax withholding as it determines to be appropriate.

11.      LEGAL REQUIREMENTS.

         11.1 RESTRICTIONS ON ISSUANCE. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed, and the Company has obtained the approval of or a favorable ruling from any governmental agency that the Company determines to be necessary or advisable.

         11.2 RESTRICTIONS ON TRANSFER. If the Company or any managing underwriter of an offering of securities of the Company so determines, no Shares issued upon exercise of a Stock Grant or an Option may be sold or otherwise transferred or disposed of during a period of up to one hundred eighty (180) days following the effective date of the initial registration statement covering securities of the Company filed under the Securities Act. Any Shares issued upon exercise of a Stock Grant or an Option shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Stock generally.

         11.3 FINANCIAL REPORTS. To the extent required to comply with the Corporations Code or the regulations thereunder, not less often than annually the Company shall furnish to Optionees and Grantees summary financial information, including a balance sheet, regarding the Company's financial condition and results of operations, unless such Optionees or Grantees have duties with the Company that assure them access to equivalent information. Such financial statements need not be audited.

12.      ASSIGNMENT OR TRANSFER OF AWARDS.

         12.1 GENERAL. No Stock Grant or Option shall be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law, except as approved by the Committee. Notwithstanding the foregoing:

                  (i)      while the Shares are subject to Corporations Code
         Section 25102(o), (a) Grantees and Optionees may not transfer their rights hereunder except by will, beneficiary designation or the laws of descent and distribution, and (b) any rights of repurchase in favor of the Company shall take into account the provisions of Sections
         260.140.41 or 260.140.42 of Title 10 of the California Code of Regulations, as applicable; and

                  (ii) Incentive Stock Options may not be transferred or alienated in any way.

         12.2 TRUSTS. Neither this Section 12 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Shares to (i) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant's death, or (ii) the trustee of any other trust to the extent approved by the Committee in writing. A transfer or assignment of Shares from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Shares held by such trustee shall be subject to all the conditions and restrictions set forth in the Plan and in the applicable Stock Acquisition Agreement, as if such trustee were a party to such Stock Acquisition Agreement.

13. NO EMPLOYMENT RIGHTS. No provision of the Plan, nor any Option or Stock Grant shall be construed to give any person any right to become, to be treated as, or to remain a Key Contributor. The Company and its Subsidiaries reserve the right to terminate any Key Contributor's employment at any time and for any reason or for no reason, with or without Cause.

14.      DURATION AND AMENDMENTS.

         14.1 TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company's stockholders. If the stockholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any Options or Stock Grants granted within such twelve (12) month period shall be null and void, and no additional Options or Stock Grants shall be granted after the expiration of such twelve (12) month period. The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date pursuant to Section 14.2 below.

         14.2 RIGHT TO AMEND OR TERMINATE THE PLAN. The Board may amend or terminate the Plan at any time. Except as may otherwise be permitted under
Section 9.2, rights under any Option or Stock Grant granted before amendment or termination of the Plan shall not be materially impaired by any such amendment or termination, except with consent of the Optionee or Grantee. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.

         14.3 EFFECT OF AMENDMENT OR TERMINATION. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option or Stock Grant granted prior to such termination. Except as may be permitted under Section 9.2, the termination of the Plan, or any amendment thereof, shall not affect any Shares previously issued or Option or Stock Grant previously granted under the Plan.

15. EXECUTION. To record the adoption of the Plan, the Company has caused its authorized officer to execute the same.

                                                  ______________________________

                                                  By:   ________________________

                                                  Title ________________________